                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our report dated June 26, 2006 (which report expresses an unqualified opinion, makes reference to other auditors, and includes explanatory paragraphs relating to 1) restatement of the Company's 2004 consolidated financial statements, 2) a change in the method of accounting for conditional asset retirement obligations,
3) the Company's filing for reorganization under Chapter 11 of the Federal Bankruptcy Code, and 4) substantial doubt about the Company's ability to continue as a going concern), relating to the consolidated financial statements of Tower Automotive, Inc. and Subsidiaries (the "Company") appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005, in the following Registration Statements:


Form                        Registration Statement No.
S-8                         333-119155
S-8                         333-17355
S-8                         333-39523
S-8                         333-59664


DELOITTE & TOUCHE LLP
Detroit, Michigan
June 26, 2006